--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 30, 1997



                                  VDI MEDIA
            (Exact Name of Registrant as Specified in its Charter)




         CALIFORNIA                  0-21917                  95-4272619
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)




                            6920 SUNSET BOULEVARD
                            HOLLYWOOD, CALIFORNIA             90028

                (Address of Principal Executive Offices)    (Zip code)

                                (213) 957-5500

              Registrant's telephone number, including area code

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2.  Acquisition of Assets.

    VDI Media (the "Company") entered into a Stock Purchase Agreement (the "Agreement"), dated as of July 29, 1997, with Bernard J. Carr and Helen G. Carr as trustees under the Carr Family Trust dated December 14, 1972 (the "Trust"), Carr Multimedia Co., LP, a California limited partnership (the "Partnership", and together with the trust, "Seller") and Bernard J. Carr, as guarantor (the "Guarantor"). Pursuant to the Agreement, on July 30, 1997, the Company purchased all of the outstanding shares of Multi-Media Services, Inc. ("Multi-Media"), which will henceforth operate as a subsidiary of the Company. Multi-Media's primary business is the delivery of television commercials, programming, and corporate advertising and publicity campaigns for television stations, cable systems and other paid television providers, which business the Company intends to continue.

    The purchase price for the acquisition of Multi-Media was $7,000,000 minus $1,679,237 (the amount by which Multi-Media's management represented its liabilities, including long-term liabilities, exceeded its current assets as of June 30, 1997), plus a post-closing adjustment based upon Multi-Media's closing financial statements. In addition, the Company may be required pay, as an earn-out, up to $100,000 (an "Earn-Out Installment Payment"), with respect to each quarter in the period commencing January 1, 1998 to December 31, 2004 in which Multi-Media achieves certain financial goals, subject to certain adjustments and limitations described in the Agreement. In no event will the Company be required to pay in excess of $2,000,000 in earn-out payments, exclusive of interest. Each Earn-Out Installment Payment made with respect to quarters ending between March 31, 1998 and December 31, 2002 will be accompanied by an additional interest payment at 6% per annum, compounded monthly from the closing date. The purchase price for the Multi-Media acquisition was funded from the Company's cash on hand.

    The description of the Agreement contained herein, which does not purport to be complete, is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

Item 7.  Financial Statements, PRO FORMA Financial Information and
         Exhibits.

    (a)  Financial Statements of Business Acquired.

         Financial statements relating to this purchase are not currently available. To the extent required, the Company intends to file such financial statements by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this Report.

    (b)  PRO FORMA Financial Information.

         PRO FORMA financial information relating to this purchase is not currently available. To the extent required, the Company intends to file such PRO FORMA financial information by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this Report.

    (c)  Exhibits

         10.16 Stock Purchase Agreement, dated as of July 29, 1997, by and among VDI Media, Bernard J. Carr and Helen G. Carr as trustees under the Carr Family Trust dated December 14, 1972, Carr MultiMedia Co., LP and Bernard J. Carr, as guarantor.

         99.1      Press release of the Company, dated July 31, 1997.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VDI MEDIA


Date:  August 14, 1997            /s/ Donald R. Stine
                                  ------------------------------------
                                  Donald R. Stine
                                  Chief Financial Officer and Treasurer

                              INDEX TO EXHIBITS

Exhibit Number     Description of Exhibit

10.16 The Stock Purchase Agreement, dated as of July 29, 1997, by and among VDI Media, Bernard J. Carr and Helen G. Carr as trustees under the Carr Family Trust dated December 14, 1972, Carr MultiMedia Co., LP and Bernard J. Carr, as guarantor.

99.1               Press release of the Company, dated July 31, 1997.